As filed with the Securities and Exchange Commission on April 29, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-1128670
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
2 North Cascade Avenue, 2nd Floor
Colorado Springs, Colorado 80903
(Address of Principal Executive Offices, including Zip Code)
Westmoreland Coal Company and Subsidiaries Employees’ Savings Plan
(Full Title of the Plan)
Jennifer S. Grafton, Esq.
Associate General Counsel and Assistant Secretary
Westmoreland Coal Company
2 North Cascade Avenue, 2nd Floor
Colorado Springs, Colorado 80903 (719) 442-2600
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐
Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate	Amount of
Title of Securities to be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $2.50 per share	1,000,000	$13.08	$13,080,000	$932.60

(1)
This amount represents a 1,000,000 share increase in the number of shares of common stock, par value $2.50 per share, of the Registrant (the “Common Stock”) authorized for issuance under the Westmoreland Coal Company and Subsidiaries Employees’ Savings Plan (the “401(k) Plan”). In addition to the shares set forth in the table, pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under such 401(k) Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock. This Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the 401(k) Plan.

(2)
Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and Rule 457(h) on the basis of the average of the high and low prices of the Registrant’s Common Stock on the NYSE Amex on April 22, 2010.

INTRODUCTION
This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 1,000,000 shares of our common stock, par value $2.50 per share, that may be issued pursuant to the Westmoreland Coal Company and Subsidiaries Employees’ Savings Plan (the “401(k) Plan”) of Westmoreland Coal Company (the “Company”) plus an indeterminate amount of interests in the 401(k) Plan. The Company previously registered shares of its common stock for issuance under the 401(k) Plan on registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on August 3, 2001 (File No. 333-66698) and April 16, 2007 (File No. 333-142132). Pursuant to General Instruction E to Form S-8, the contents of such registration statements, including all exhibits thereto as applicable, are incorporated herein by reference, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
The following documents previously filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by referenced into this Registration Statement, other than information in a report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in connection with such information:
(a)	Our Annual Report on Form 10-K for the year ended December 31, 2009;

(b)	The Plan’s Annual Report on Form 11-K for the year ended December 31, 2008;

(c)	Our Current Report on Form 8-K, filed with the SEC on April 5, 2010; and

(d)
The description of the Common Stock contained in our registration statement on Form 8-A filed with the SEC, including any amendment or report filed for the purpose of amending such description filed on May 22, 1992 and March 12, 1999.

In addition, all reports and documents filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents, other than information in a Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in connection with such information.
Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all documents incorporated by reference herein (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Westmoreland Coal Company, 2 North Cascade Avenue, 2nd Floor, Colorado Springs, Colorado, 80903 Telephone: (719) 659-8838.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
Jennifer S. Grafton, Esq., Associate General Counsel of the Company, has delivered a legal opinion to the effect that the issuance and sale of the common stock offered hereby was duly authorized by the Company and that such common stock will be validly issued, fully paid and nonassessable when issued pursuant to the 401(k) Plan. Ms. Grafton currently holds restricted stock units granted under the Westmoreland Coal Company 2007 Equity Plan and shares of common stock through the 401(k) Plan which, in the aggregate, account for less than 1.0% of the Company’s outstanding common stock.

ITEM 8. EXHIBITS.
The following Exhibits are furnished as part of this Registration Statement:

Exhibit
No.	Description
5.1	Opinion of Jennifer S. Grafton, Esq. as to the legality of the securities being issued
23.1	Consent of Ernst & Young LLP
23.2	Consent of KPMG LLP
23.3	Consent of Jennifer S. Grafton, Esq. is contained in her opinion filed as Exhibit 5.1
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Westmoreland Coal Company and Subsidiaries Employees’ Savings Plan
The Company hereby undertakes to submit the 401(k) Plan and any amendments thereto to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify the Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant, Westmoreland Coal Company, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, Colorado, on this 29th day of April, 2010.

WESTMORELAND COAL COMPANY

By:	/s/ Keith E. Alessi
Keith E. Alessi
Chief Executive Officer and President
Pursuant to the requirements of the Securities Act of 1933, the 401(k) Plan certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Colorado Springs, Colorado, on this 29th day of April, 2010.

WESTMORELAND COAL COMPANY RETIREMENT BENEFITS ADMINISTRATIVE COMMITTEE

By:	/s/ Mary Hauck Mary Hauck

By:	/s/ Doug Kathol Doug Kathol

By:	/s/ Morris W. Kegley Morris W. Kegley

By:	/s/ Kevin A. Paprzycki Kevin A. Paprzycki

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the next page constitutes and appoints Keith E. Alessi and Kevin A. Paprzycki, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Keith E. Alessi Keith E. Alessi	President, Chief Executive Officer, and Director (Principal Executive Officer)	April 29, 2010

/s/ Kevin A. Paprzycki Kevin A. Paprzycki	Chief Financial Officer (Principal Financial and Accounting Officer)	April 29, 2010

/s/ Thomas J. Coffey Thomas J. Coffey	Director	April 29, 2010

/s/ Michael R. D’Appolonia Michael R. D’Appolonia	Director	April 29, 2010

/s/ Richard M. Klingaman Richard M. Klingaman	Director	April 29, 2010

William M. Stern	Director	April 29, 2010

EXHIBIT INDEX

Exhibit
No.	Description
5.1	Opinion of Jennifer S. Grafton as to the legality of the securities being issued
23.1	Consent of Ernst & Young LLP
23.2	Consent of KPMG LLP
23.3	Consent of Jennifer S. Grafton, Esq. is contained in her opinion filed as Exhibit 5.1
24.1	Power of Attorney (included on signature page of this Registration Statement)
99.1	Westmoreland Coal Company and Subsidiaries Employees’ Savings Plan